Exhibit 10-b

Approved by the Shareholders April 29, 2003
Amended and Restated July 15, 2003

BAUSCH & LOMB 2003 LONG-TERM INCENTIVE PLAN

SECTION 1.  PURPOSE.
The purposes of the Bausch & Lomb 2003 Long-Term Incentive Plan (the "Plan") are to encourage selected Employees and Non-Employee Directors of Bausch & Lomb Incorporated, a New York corporation (the "Company"), and its Affiliates to acquire a proprietary and vested interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of shareholders, and to enhance the ability of the Company and its Affiliates to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.

SECTION 2.  DEFINITIONS.
As used in the Plan, the following terms shall have the meanings set forth below:
(a)

"Affiliate" shall mean (i) any Person that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

(b)

"Award" shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Performance Share, Performance Unit, dividend equivalent, Other Stock Unit Award or any other right, interest or option relating to Shares or other property granted pursuant to the provisions of the Plan.

(c)

"Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by both the Company and the Participant.

(d)	"Board" shall mean the Board of Directors of the Company.
(e)

"Cause" shall mean, unless otherwise provided by the Committee, (i) "Cause" as defined in any Individual Agreement to which the Participant is a party, or (ii) if there is no such Individual Agreement or if it does not define Cause: (A) conviction of the Participant for committing a felony under federal law or the law of the state in which such action occurred, (B) dishonesty in the course of fulfilling the Participant's employment duties, (C) willful and deliberate failure on the part of the Participant to perform his or her employment duties in any material respect, or (D) prior to a Change in Control, such other events as shall be determined by the Committee. Prior to a Change in Control, the Committee shall, unless otherwise provided in an Individual Agreement with the Participant, have the sole discretion to determine whether "Cause" exists, and its determination shall be final.

(f)	"Change in Control" shall mean:
(i)

The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (W) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company), (X) any acquisition by the Company, (Y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (Z) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (A), (B) and (C) of subsection (iii) of this Section 2(f) are satisfied; or

(ii)

Individuals who, as of April 28, 2003, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to April 28, 2003 whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)

Approval by the shareholders of the Company of a reorganization, merger, binding share exchange or consolidation, in each case, unless, following such reorganization, merger, binding share exchange or consolidation, (A) more than 60% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, binding share exchange or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger, binding share exchange or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, binding share exchange or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger, binding share exchange or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger, binding share exchange or consolidation, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, binding share exchange or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger, binding share exchange or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger, binding share exchange or consolidation; or

(iv)

Approval by the shareholders of the Company of (A) a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (1) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (3) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

(g)

"Change in Control Price" means, with respect to a Share, the highest price per such Share paid in such tender or exchange offer or corporate transaction. To the extent the consideration paid in any such transaction described above consists all or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined by the Committee.

(h)	"Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.
(i)	"Committee" shall mean the Committee on Management of the Board, or any successor to such committee, composed of no fewer than three directors, each of whom is an Outside Director.
(j)	"Company" shall mean Bausch & Lomb Incorporated, a New York corporation.
(k)	"Covered Employee" shall mean a "covered employee" within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto.
(l)

"Disability" shall mean, unless otherwise provided by the Committee, (i) "Disability" as defined in any Individual Agreement to which the Participant is a party, or (ii) if there is no such Individual Agreement or it does not define "Disability," total disability as determined under the Company's Long-Term Disability Plan applicable to the Participant

(m)	"Effective Date" shall have the meaning set forth in Section 16.
(n)

"Employee" shall mean any employee or prospective employee of the Company or any Affiliate, other than a Non-Employee Director. Unless otherwise determined by the Committee in its sole discretion, for purposes of the Plan, an Employee shall be considered to have incurred a Termination of Service and to have ceased to be an Employee if his or her employer ceases to be an Affiliate, even if he or she continues to provide services to such employer.

(o)	"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.
(p)

"Fair Market Value" shall mean, with respect to any property, the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Shares as of any date shall be the average of the high and low trading prices during normal business hours for the Shares as reported on the New York Stock Exchange (or on any national securities exchange on which the Shares are then listed) for that date or, if no such prices are reported for that date, the average of the high and low trading prices on the preceding date for which such prices were reported, all as reported by such source as the Committee may select.

(q)	"Good Reason" shall have the meaning ascribed to such term in a Participant's Individual Agreement, if any.
(r)	"Incentive Stock Option" shall mean an Option granted under Section 6 that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.
(s)

"Individual Agreement" means an employment, consulting or similar agreement between a Participant and the Company or one of its Subsidiaries or Affiliates, including without limitation any Change of Control Employment Agreement with a Participant.

(t)	"Non-Employee Director" shall mean a member of the Board who is not an employee of the Company, or any of its Affiliates or Subsidiaries.
(u)	"Nonstatutory Stock Option" shall mean an Option granted under Section 6 that is not intended to be an Incentive Stock Option.
(v)

''Option" shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

(w)	"Other Stock Unit Award" shall mean any right granted to a Participant by the Committee pursuant to Section 10.
(x)

"Outside Director" means a director who qualifies as an "independent director" within the meaning of the New York Stock Exchange Listed Company Manual Section 303.01(B)(2)(a), as amended from time to time and any successor thereto, as an "outside director" within the meaning of Section 162(m) of the Code, and as a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Exchange Act.

(y)	"Participant" shall mean an Employee or Non-Employee Director who is selected by the Committee to receive an Award under the Plan.
(z)	"Performance Award" shall mean any Award of Performance Shares or Performance Units pursuant to Section 9.
(aa)

"Performance Period" shall mean that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

(bb)

"Performance Share" shall mean any grant pursuant to Section 9 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(cc)

"Performance Unit" shall mean any grant pursuant to Section 9 of a unit valued by reference to a designated amount of property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

(dd)

"Person" shall mean any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

(ee)

"Qualified Performance-Based Award" shall mean an Award of Restricted Stock, Performance Units, Performance Shares or Other Stock Unit Awards designated as such by the Committee at the time of grant, based upon a determination that (i) the recipient is or may be a "covered employee" within the meaning of Section 162(m)(3) of the Code in the year in which the Company would expect to be able to claim a tax deduction with respect to such Restricted Stock, Performance Units or Performance Shares and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption.

(ff)

"Restricted Stock" shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including, without limitation, any restriction on the right to vote such Share, and the right to receive any cash dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

(gg)	"Restricted Stock Award" shall mean an award of Restricted Stock under Section 8.
(hh)	"Retirement" shall mean retirement from active employment with the Company, a Subsidiary or Affiliate as defined in the Company's retirement program, as determined by the Committee.
(ii)	"Section 162(m) Exemption" shall mean the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.
(jj)	"Shares" shall mean the shares of common stock of the Company.
(kk)

''stock Appreciation Right" shall mean any right granted to a Participant pursuant to Section 7 to receive, upon exercise by the Participant, the excess of (i) the Fair Market Value of one Share on the date of exercise or, if the Committee shall so determine in the case of any such right other than one related to any Incentive Stock Option, at any time during a specified period before the date of exercise over (ii) the grant price of the right on the date of grant, or if granted in connection with an outstanding Option on the date of grant of the related Option, as specified by the Committee in its sole discretion. The grant price shall not be less than the Fair Market Value of one Share on such date of grant of the right or the related Option, as the case may be, except in the case of Substitute Awards or in connection with an adjustment provided in Section 4(c). Any payment by the Company in respect of such right may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.

(ll)

"Subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(mm)

"Substitute Awards" shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or with which the Company combines.

(nn)

"Termination of Service" shall mean the termination of the Participant's employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliates. A Participant employed by, or performing services for, a Subsidiary or an Affiliate shall also be deemed to incur a Termination of Service if the Subsidiary or Affiliate ceases to be such a Subsidiary or an Affiliate, as the case may be, and the Participant does not immediately thereafter become an employee of, or service-provider for, the Company or another Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered Terminations of Service.

SECTION 3.  ADMINISTRATION.
The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to (a) select the Employees to whom Awards may from time to time be granted hereunder; (b) determine the type or types of Award to be granted to each Participant; (c) determine the number of Shares to be covered by each Award granted hereunder; (d) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (e) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property or canceled or suspended; (f) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (g) modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, including but not limited to performance goals; provided, however, that the Committee may not adjust upwards the amount payable with respect to a Qualified Performance-Based Award or waive or alter the performance goals associated therewith; (h) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (i) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (j) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. No amendment to the terms of an Award shall have the effect of reducing the purchase price of any Option or grant price of any Stock Appreciation Right, including the cancellation of an Option or Stock Appreciation Right and replacement with another Award with a lower purchase or grant price. Notwithstanding the foregoing or anything else to the contrary in the Plan, any action or determination by the Committee specifically affecting or relating to an Award to a Non-Employee Director shall be approved and ratified by the Board and Awards to Non-Employee Directors shall be subject to the limitations set forth in Section 14 hereof.

The Committee may act only by a majority of its members then in office. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may (i) allocate all or any portion of its responsibilities and powers to any one or more of its members and (ii) delegate all or any part of its responsibilities and powers to any officer of the Company selected by it, provided that no such delegation may be made that would cause Awards or other transactions under the Plan to cease to be exempt from Section 16(b) of the Exchange Act or cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption. Any such allocation or delegation may be revoked by the Committee at any time.

Any determination made by the Committee with respect to any Award shall be made in the sole discretion of the Committee at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company, any Participant, any shareholder and any Employee.

Any authority granted to the Committee may also be exercised by the full Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16(b) of the Exchange Act or cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

SECTION 4.  SHARES SUBJECT TO THE PLAN.
(a)

Subject to adjustment as provided in Section 4(c), a total of 6,000,000 Shares shall be authorized for issuance under the Plan, of which no more than 1,800,000 Shares may be issued pursuant to Awards other than Options and Stock Appreciation Rights. If any Shares subject to an Award or to an award under the Company's 1990 Stock Incentive Plan or 2001 Stock Incentive Plan for Non-Officers (the "Pre-Existing Plans") are forfeited or if any Award or award under the Pre-Existing Plans based on Shares is settled for cash, or expires or otherwise is terminated without issuance of such Shares, the Shares subject to such Award shall, to the extent of such cash settlement, forfeiture or termination, again be available for Awards under the Plan. In the event that any Option or other Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation) or in the event that withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of Shares or by the withholding of Shares by the Company, only the number of Shares issued net of the Shares tendered or withheld shall be counted for purposes of determining the maximum number of Shares available for issuance under the Plan. In the event that any option or award granted under the Pre-Existing Plans is exercised through the tendering of Shares or in the event that withholding tax liabilities arising from such options or awards are satisfied by the tendering of Shares or the withholding of Shares by the Company, the Shares so tendered or withheld shall again be available for Awards under the Plan. Shares reacquired by the Company on the open market using the cash proceeds received by the Company from the exercise of Options granted under the Plan or options granted under the Pre-Existing Plans that are exercised after the effective date of the Plan shall be available for Awards under the Plan; provided, that the number of Shares available shall not exceed the amount of (A) such cash proceeds divided by (B) the Fair Market Value of the Shares on the date of exercise of the applicable Options. In addition, Substitute Awards shall not reduce the Shares authorized for issuance under the Plan or authorized for grant to a Participant in any calendar year.

(b)	Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.
(c)

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or in the event of any extraordinary dividend or other similar event, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee, in its sole discretion, deems equitable or appropriate, including, without limitation, such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Options, Stock Appreciation Rights or other Awards granted under the Plan, and in the number, class and kind of securities subject to Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company or the payment of cash) as the Committee may determine to be appropriate in its sole discretion; provided, however, that the number of Shares subject to any Award shall always be a whole number.

SECTION 5.  ELIGIBILITY.
Any Employee or Non-Employee Director shall be eligible to be selected as a Participant; provided, however, that Incentive Stock Options shall not be awarded to Non-Employee Directors and Awards to Non-Employee Directors shall be subject to the limitations set forth in Section 14 hereof.

SECTION 6.  STOCK OPTIONS.
Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. Any such Option shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable:
(a)

OPTION PRICE.  The purchase price per Share purchasable under an Option shall be determined by the Committee in its sole discretion; provided, however, that, except in the case of Substitute Awards or in connection with an adjustment provided for in Section 4(c), such purchase price of an Option shall not be less than the Fair Market Value of the Share on the date of the grant, provided, further that the Committee shall have the authority to provide for a post-grant reduction in exercise price to reflect any floating index as specified in an Award Agreement, provided that, unless the Committee determines otherwise, no such provision shall be included in any Award Agreement of a Participant who the Committee determines is or may be a Covered Employee in the year in which the Option is expected to be taxable to such Participant to the extent that such provision would result in such Option failing to meet the requirements of the Section 162(m) Exemption.

(b)

OPTION PERIOD.  The term of each Option shall be fixed by the Committee in its sole discretion; provided that (except as specifically provided in Section 6) no Option shall be exercisable after the expiration of ten years from the date the Option is granted.

(c)

EXERCISABILITY.  Options shall be exercisable at such time or times as determined by the Committee at or subsequent to grant. Except under certain circumstances in connection with a Participant's Termination of Service or in the event of a Change in Control, Options will not be exercisable before the expiration of one year from the date the Option is granted.

(d)

METHOD OF EXERCISE.  Subject to the other provisions of the Plan, any Option may be exercised by the Participant in whole or in part at such time or times, (i) by delivering written notice of exercise to the Company specifying the number of shares of Common Stock subject to the Option to be purchased and (ii) by making payment of the option price in such form or forms, including, without limitation, payment by delivery of cash, delivery of Shares (either actually or by attestation) already owned by the Participant for at least six months (or any shorter period sufficient to avoid a charge to the Company's earnings for financial reporting purposes) or delivery of other consideration (including, where permitted by law and the Committee), Awards having a Fair Market Value on the exercise date equal to the total option price, or by any combination of cash, such Shares and other consideration as the Committee may specify in the applicable Award Agreement. If approved by the Committee, except to the extent prohibited by applicable law, payment in full or in part may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the option price, and, if requested, the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. No shares of Common Stock shall be delivered until full payment therefor has been made. Except as otherwise provided herein or in an applicable Award Agreement, a Participant shall have all of the rights of a shareholder of the Company holding the class or series of Common Stock that is subject to such Option (including, if applicable, the right to vote the shares and the right to receive dividends), when the Participant has delivered written notice of exercise and has paid in full for such shares.

(e)

INCENTIVE STOCK OPTIONS.  In accordance with rules and procedures established by the Committee, and except as otherwise provided in Section 11, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options held by any Participant which are exercisable for the first time by such Participant during any calendar year under the Plan (and under any other employee benefit plans of the Company or any Subsidiary) shall not exceed $100,000 or, if different, the maximum limitation in effect at the time of grant under Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder. Incentive Stock Options shall not be granted to Participants who are Non-Employee Directors or prospective employees. The terms of any Incentive Stock Option granted hereunder shall comply in all respects with the provisions of Section 422 of the Code or any successor provision, and any regulations promulgated thereunder. The aggregate number of Shares with respect to which Incentive Stock Options may be issued under the Plan shall not exceed 5,000,000.

(f)

FORM OF SETTLEMENT.  In its sole discretion, the Committee may provide, at the time of grant, that the Shares to be issued upon an Option's exercise shall be in the form of Restricted Stock or other similar securities, or may reserve the right so to provide after the time of grant.

(g)

Termination by Reason of Death.  Unless otherwise determined by the Committee, if a Participant incurs a Termination of Service by reason of death, any Option held by such Participant shall vest in full and shall remain exercisable (i) in the case of a Nonstatutory Stock Option, until the first anniversary of such Termination of Service (notwithstanding any earlier expiration of the stated term of such Nonstatutory Stock Option) and (ii) in the case of an Incentive Stock Option, until the earlier of (A) the first anniversary of the date of death or (B) the expiration of the stated term of such Incentive Stock Option.

(h)

Termination by Reason of Disability.  Unless otherwise determined by the Committee, if a Participant incurs a Termination of Service by reason of Disability, any Option held by such Participant shall vest in full and remain exercisable until (i) in the case of a Nonstatutory Stock Option, the first anniversary of such Termination of Service (notwithstanding any earlier expiration of the stated term of such Nonstatutory Stock Option) and (ii) in the case of an Incentive Stock Option, the earlier of (A) the first anniversary of such Termination of Service or (B) the expiration of the stated term of such Option; provided, however, that if the Participant dies within such period, notwithstanding the expiration of such period, any unexercised Option, may thereafter be exercised (x) in the case of a Nonstatutory Stock Option, for a period of one year from the date of such death (notwithstanding any earlier expiration of the stated term of such Nonstatutory Stock Option) and (y) in the case of an Incentive Stock Option, until the earlier of (1) the first anniversary of the date of death or (2) the expiration of the stated term of such Incentive Stock Option. In the event of Termination of Service by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Option will thereafter be treated as a Nonstatutory Stock Option.

(i)

Termination by Reason of Retirement.  Unless otherwise determined by the Committee, if a Participant incurs a Termination of Service by reason of Retirement, any Option held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such Termination of Service, or on such accelerated basis as the Committee may determine, until the earlier of (i) the third anniversary of such Termination of Service or (ii) the expiration of the stated term of such Option; provided, however, that if the Participant dies within such period, any unexercised

Option may to the extent exercisable on the date of death thereafter be exercised (A) in the case of a Nonstatutory Stock Option, until the later of (x) the first anniversary of the date of death (notwithstanding any earlier expiration of the stated term of such Nonstatutory Stock Option) or (y) the third anniversary of the Termination of Service by reason of Retirement and (B) in the case of an Incentive Stock Option, until the earlier of (xx) the later of (1) the first anniversary of the date of death or (2) the third anniversary of the Termination of Service by reason of Retirement or (yy) the expiration of the stated term of such Incentive Stock Option. In the event of Termination of Service by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Option will thereafter be treated as a Nonstatutory Stock Option.

(j)

Other TerminationS.  Unless otherwise determined by the Committee: (i) if a Participant incurs a Termination of Service for Cause, all Options held by such Participant shall thereupon immediately terminate; (ii) if a Participant incurs a Termination of Service due to a termination by the Company for any reason other than death, Disability, Retirement or for Cause, any Option held by such Participant, may, to the extent it was exercisable at the time of Termination of Service, be exercised until the earlier of (A) 90 days from the date of such Termination of Service or (B) the expiration of the stated term of the Option; and (iii) if a Participant incurs a Termination of Service due to a voluntary termination by the Participant (other than for Retirement), any Option held by such Participant, may, to the extent it was exercisable at the time of Termination of Service, be exercised until the earlier of (A) 30 days from the date of such Termination of Service or (B) the expiration of the stated term of the Option; provided, however, that if the Participant dies within either of the exercise periods established by Sections 5(j)(ii) and 5(j)(iii), any unexercised Option held by such Participant shall, continue to be exercisable to the extent to which it was exercisable at the time of death until (x) in the case of Nonstatutory Stock Options, the first anniversary of the date of death (notwithstanding any earlier expiration of the stated term of such Nonstatutory Stock Option) or (y) in the case of Incentive Stock Options, the earlier of (A) the first anniversary of the date of death or (B) the expiration of the stated term of such Option.

(k)

Change in Control Termination.  Unless otherwise determined by the Committee, notwithstanding any other provision of this Plan to the contrary, in the event a Participant incurs a Termination of Service other than for Cause during the 24-month period following a Change in Control, any Option held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such Termination of Service until the earlier of (i) the latest of (A) the second anniversary of such date of Termination of Service or (B) such other date as may be provided in the Plan for such Termination of Service or as the Committee may provide in the Award Agreement or (C) such other date as may be provided in any Individual Agreement, or (ii) the expiration of the stated term of such Option; provided, however, that if the Participant dies within such period, notwithstanding the expiration of such period, any unexercised Option may to the extent exercisable on the date of death thereafter be exercised (x) in the case of a Nonstatutory Stock Option, until the later of (i) the end of such exercise period or (ii) the first anniversary of the date of death (notwithstanding any earlier expiration of the stated term of such Nonstatutory Stock Option) or (y) in the case of an Incentive Stock Option, until the earlier of (i) the later of (A) the end of such exercise period or (B) the first anniversary of the date of death or (ii) the expiration of the stated term of such Incentive Stock Option. If an Incentive Stock Option is exercised after the expiration of the post-termination exercise periods that apply for purposes of Section 422 of the Code, such Option will thereafter be treated as a Nonstatutory Stock Option

SECTION 7.  STOCK APPRECIATION RIGHTS.
Stock Appreciation Rights may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan and may, but need not, relate to a specific Option granted under Section 6. The provisions of Stock Appreciation Rights need not be the same with respect to each recipient. Any Stock Appreciation Right related to a Nonstatutory Stock Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. Any Stock Appreciation Right related to an Incentive Stock Option must be granted at the same time such Option is granted. In the case of any Stock Appreciation Right related to any Option, the Stock Appreciation Right or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of Shares not covered by the Stock Appreciation Right. Any Option related to any Stock Appreciation Right shall no longer be exercisable to the extent the related Stock Appreciation Right has been exercised. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right, as it shall deem appropriate; provided that a Stock Appreciation Right shall not have a term of greater than ten years.

SECTION 8. RESTRICTED STOCK.
(a)

ADMINISTRATION.  Shares of Restricted Stock may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Employees and Non-Employee Directors to whom and the time or times at which grants of Restricted Stock will be awarded, the number of shares to be awarded to any Employee or Non-Employee Director, the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Section 15(f).

(b)

ISSUANCE.  A Restricted Stock Award shall be subject to restrictions imposed by the Committee during a period of time specified by the Committee (the "Restriction Period"). Restricted Stock Awards may be issued hereunder to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The provisions of Restricted Stock Awards need not be the same with respect to each recipient. Except for certain situations specified by the Committee (and as provided in Section 11(a)(ii)), Restricted Stock Awards shall be subject to restrictions for a minimum of three years from date of grant.

(c)

REGISTRATION.  Any Restricted Stock issued hereunder may be evidenced in such manner, as the Committee, in its sole discretion, shall deem appropriate, including, without limitation, book entry registration or issuance of a stock certificate or certificates. In the event any stock certificates are issued in respect of shares of Restricted Stock awarded under the Plan, such certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award.

(d)

FORFEITURE.  Except as otherwise determined by the Committee at the time of grant or thereafter, upon Termination of Service for any reason during the Restriction Period, all Shares of Restricted Stock still subject to restriction shall be forfeited by the Participant and reacquired by the Company and the Company shall cancel any book entry registrations. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the Participant promptly after expiration of the period of forfeiture, as determined or modified by the Committee.

SECTION 9.  PERFORMANCE AWARDS.
Performance Awards may be issued hereunder to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award; provided, however, that a Performance Period may not be shorter than 12 months or longer than five years. Except as provided in Section 11 or as otherwise specified by the Committee, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee at the time of payment. The performance levels to be achieved for each Performance Period and the amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis.

SECTION 10.  OTHER STOCK UNIT AWARDS.
(a)

ADMINISTRATION.  Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property ("Other Stock Unit Awards") may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan, and such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. Other Stock Unit Awards may be paid in Shares, cash or any other form of property, as the Committee shall determine. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees and Non-Employee Directors to whom and the time or times at which such Awards shall be made, the number of Shares to be granted pursuant to such Awards, and all other conditions of the Awards. The provisions of Other Stock Unit Awards need not be the same with respect to each recipient. Unless Other Stock Unit Awards are made in lieu of cash compensation, they will be subject to performance and/or vesting restrictions similar to those identified in Section 8 or 9.

(b)

TERMS AND CONDITIONS.  Shares (including securities convertible into Shares) subject to Awards granted under this Section 10 may be issued for no cash consideration or for such minimum consideration as may be required by applicable law. Shares (including securities convertible into Shares) purchased pursuant to a purchase right awarded under this Section 10 shall be purchased for such consideration as the Committee shall determine in its sole discretion, which, except in the case of Substitute Awards, shall not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is awarded.

SECTION 11.  CHANGE IN CONTROL PROVISIONS.
(a)

IMPACT OF EVENT.  Notwithstanding any other provision of the Plan to the contrary, unless the Committee shall determine otherwise at the time of grant with respect to a particular Award, in the event of a Change in Control:

	(i)	any Options and Stock Appreciation Rights outstanding as of the date such Change in Control occurs, and which are not then exercisable and vested, shall become fully exercisable and vested;
(ii)

the restrictions and deferral limitations applicable to any Restricted Stock outstanding as of the date such Change in Control occurs shall lapse, and such Restricted Stock shall become free of all restrictions and limitations and become fully vested and transferable;

(iii)

all Performance Awards outstanding as of the date such Change in Control occurs shall be considered to be earned and payable in full, or at such other level as may be specified in the applicable Award agreement between the Participant and the Company, and any deferral or other restriction shall lapse and such Performance Awards shall be immediately settled or distributed; and

(iv)

the restrictions and deferral limitations and other conditions applicable to any Other Stock Unit Awards or any other Awards outstanding as of the date such Change in Control occurs shall lapse, and such Other Stock Unit Awards or such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable.

(b)

CHANGE IN CONTROL CASH-OUT.  Notwithstanding any other provision of the Plan, during the 60-day period from and after a Change in Control (the "Exercise Period"), if the Committee shall determine at, or at any time after, the time of grant, a Participant holding an Option or Stock Appreciation Right shall have the right, whether or not the Option or Stock Appreciation Right is fully exercisable and in lieu of the payment of the purchase price for the Shares being purchased under the Option or Stock Appreciation Right and by giving notices to the Company, to elect (within the Exercise Period) to surrender all or part of the Option or Stock Appreciation Right to the Company and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the Change in Control Price per Share on the date of such election shall exceed the purchase price per Share under the Option or Stock Appreciation Right (the "spread') multiplied by the number of Shares granted under the Option or Stock Appreciation Right as to which the right granted under this Section 11(b) shall have been exercised.

SECTION 12.  CODE SECTION 162(m) PROVISIONS.
(a)

Notwithstanding any other provision of the Plan, if the Committee determines at the time Restricted Stock, a Performance Award or an Other Stock Unit Award is granted to a Participant who is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 12 is applicable to such Award.

(b)

If Restricted Stock, a Performance Award or an Other Stock Unit Award is subject to this Section 12, then, in addition to any other restrictions imposed on such Awards, the grant, the lapsing of restrictions thereon and/or the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: net cash provided by operating activities, earnings per share from continuing operations, operating income, revenues, operating margins, return on operating assets, return on equity, economic value added, stock price appreciation, total shareholder return, cost control, strategic initiatives, market share, net income, or return on invested capital of the Company or the Affiliate or division of the Company for or within which the Participant is primarily employed. Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable Affiliate or division of the Company) under one or more of the measures described above relative to the performance of other corporations. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

(c)

Notwithstanding any provision of the Plan other than Section 11, with respect to any Restricted Stock, Performance Award or Other Stock Unit Award that is subject to this Section 12, the Committee may adjust downwards, but not upwards, the number of such Awards to be granted to such Participant and/or the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of a Termination of Service due to the death or disability of the Participant or due to a Termination of Service by the Company (or the Participant's employer) without Cause or a Termination of Service by the Participant for Good Reason.

(d)

The Committee shall have the power to impose such other restrictions on Awards subject to this Section 12 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements of the Section 162(m) Exemption.

(e)

Notwithstanding any provision of the Plan other than Section 4(c), no Participant may be granted Options or Stock Appreciation Rights during any three-year period with respect to more than 2,000,000 (two million) shares, or Restricted Stock or Performance Awards subject to this Section 12 that are denominated in Shares, in any three-year period with respect to more than 1,000,000 (one million) Shares, and the maximum dollar value payable with respect to Performance Units and/or Other Stock Unit Awards that are valued with reference to property other than Shares and granted to any Participant in any three-year period is $10,000,000.

SECTION 13.  AMENDMENTS AND TERMINATION.
The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination (collectively, a "change") (a) shall be made without shareholder approval if such approval is necessary to qualify for or comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply or (b) except as required by applicable law or stock exchange or accounting rules, shall be made without the consent of the affected Participant, if such action would impair the rights of such Participant under any outstanding Award or (c) shall cause a Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption. Notwithstanding anything to the contrary herein, the Committee or Board may amend or alter the Plan in such manner as may be necessary so as to have the Plan conform to local rules and regulations in any jurisdiction outside the United States. Notwithstanding the foregoing, any adjustments made pursuant to Section 4(c) shall not be subject to these restrictions. Shareholder approval of changes to this Plan shall be required to the extent such approval is required by law or agreement, or if such change would: (i) expand the classes of persons to whom Awards may be made under this Plan; (ii) increase the number of shares of Common Stock authorized for grant under this Plan; (iii) increase the number of Shares which may be granted under Awards to any one Participant under this Plan; (iv) increase the number of Shares available for Awards other than Options and Stock Appreciation Rights; (v) allow the creation of additional types of Awards; (vi) decrease performance award criteria except to the extent permitted under Section 12(e); or (vii) change any of the provisions of this sentence of Section 13.

SECTION 14. DIRECTOR STOCK OPTIONS.

Each Non-Employee Director of the Company shall, within ninety (90) days following the director's election at the annual meeting of shareholders (commencing in 2004) and within ninety (90) days after each successive annual meeting of shareholders thereafter during such director's term, be granted nonstatutory stock options to purchase shares at a purchase price per share determined in accordance with subsection 6(a) of the Plan. The number of shares subject to each such option shall be subject to the direction and discretion of the Committee and Board, but shall not exceed in any instance an amount which is equal to (i) three times the average of all compensation paid to Non-Employee Directors, divided by (ii) the fair market value per share of the Company's Common Stock on the date of grant. The average of Non-Employee Director compensation shall be determined by dividing the number of Non-Employee Directors who were eligible for director stock options throughout the entire twelve (12) month period ending on the date of the Annual Meeting of the Shareholders of the Company preceding the grant (the "Calculation Year") into the aggregate compensation paid or payable (including compensation which is deferred) to all such directors with respect to services rendered to the Company as directors during the Calculation Year. No other option grants may be made to Non-Employee Directors of the Company.

SECTION 15.  GENERAL PROVISIONS.
(a)

No Award, and no Shares subject to Awards described in Section 10 that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, except by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant. Each Award shall be exercisable, during the Participant's lifetime, only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative. Notwithstanding the foregoing, and subject to Section 422 of the Code, the Committee, in its sole discretion, may permit a Participant to assign or transfer an Award (i) by will or by the laws of descent and distribution; or (ii) in the case of a Nonstatutory Stock Option, unless otherwise determined by the Committee, to such Employee's or Non-Employee Director's children or family members, whether directly or indirectly or by means of a trust or partnership or otherwise. For purposes of this Plan, unless otherwise determined by the Committee, "family member" shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933 as amended, or any successor thereto; provided, however, that an Award so assigned or transferred shall be subject to all the terms and conditions of the Plan and the instrument evidencing the Award; provided, further, that Termination of Service shall continue to refer to the Termination of Service of the original Participant.

(b)	No Employee or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.
(c)

The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a copy thereof to the Company, or taken such other similar action as is determined and communicated in writing by the Committee, and otherwise complied with the then applicable terms and conditions.

(d)

Nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment or service contract or confer or be deemed to confer on any Participant any right to continue in the employ or service of, or to continue any other relationship with, the Company or any Affiliate or limit in any way the right of the Company or any Affiliate to terminate a Participant's employment or service or other relationship at any time, with or without Cause

(e)

Except as provided in Section 12, the Committee shall be authorized to make adjustments in performance award criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect. In the event that the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of or combination with another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

(f)

The Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be canceled or suspended. In addition, all outstanding Awards to any Participant may, as determined by the Committee in its sole discretion in any applicable Award Agreement be canceled if the Participant, without the consent of the Company, while employed by the Company or after a Termination of Service, establishes a relationship with a competitor of the Company or engages in activity that is in conflict with or adverse to the interest of the Company or any of its Affiliates, as determined by the Committee. Furthermore, the Committee may determine that an Award agreement require that, under the circumstances described above calling for cancellation of an Award, the Participant shall also be required to remit to the Company, with respect to any Option exercised by the Participant on or after the date which is six months prior to the date that the Participant establishes a competitive relationship or engages in competing activity as foresaid an amount in cash or a certified or bank check equal to 100% of the excess of (A) the fair market value per share of the Company's Common Stock on the date of exercise, multiplied by the number of shares with respect to which the Option is exercised; over (B) the aggregate option price for such number of shares. Any provisions implemented pursuant to this Section 15(f) shall be inapplicable following a Change in Control.

(g)

All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(h)

No Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would comply with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject. The Committee may require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under the Plan prior to fulfillment of all of the following conditions: (i) listing or approval for listing upon notice of issuance, of such shares on the New York Stock Exchange or such other securities exchange as may at the time be the principal market for the Common Stock; (ii) any registration or other qualification of such shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and (iii) obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

(i)

The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including, without limitation, any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred or restricted (based on vesting) basis, cash dividends, or cash payments in amounts equivalent to cash dividends on Shares ("dividend equivalents") with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.

(j)

Except as otherwise required in any applicable Award Agreement or by the terms of the Plan, recipients of Awards under the Plan shall not be required to make any payment or provide consideration other than the rendering of services.

(k)

The Company shall be authorized to withhold from any Award granted or payment due under the Plan the amount of withholding taxes due in respect of an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by delivery of or transfer of Shares to the Company (up to the employer's minimum required tax withholding rate to the extent the Participant has owned the surrendered shares for less than six months if such a limitation is necessary to avoid a charge to the Company for financial reporting purposes), or by directing the Company to retain Shares (up to the employer's minimum required tax withholding rate) otherwise deliverable in connection with the Award.

(l)

Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(m)

The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of New York and applicable federal law.

(n)

If any provision of the Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

(o)

Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in currency, local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company's obligation with respect to tax equalization for Employees on assignments outside their home country.

SECTION 16.  EFFECTIVE DATE OF PLAN.
The Plan shall be effective as of the date that the Plan is approved by the shareholders of the Company (the "Effective Date").

SECTION 17.  TERM OF PLAN.
The Plan will terminate on the tenth anniversary of the Effective Date unless sooner terminated by the Board pursuant to Section 13; provided, however, that (a) no Incentive Stock Options may be granted more than ten years after the later of (i) the adoption of the Plan by the Board and (ii) the adoption by the Board of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code. Notwithstanding the foregoing, the Plan provisions applicable to outstanding Awards shall continue after the Plan termination date until the last of such Awards have been paid out or have expired by their own terms.